Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-206-8020
otis.buchanan@liquidmetal.com

Court Approves Liquidmetal® Technologies Class Action Settlement

LAKE FOREST, Ca. October 20th, 2006-Liquidmetal® Technologies, Inc. (OTCBB: LQMT) announced today that the federal judge presiding over the consolidated class action entitled Primavera Investors v. Liquidmetal Technologies, Inc., et al., which was pending in the United States District Court for the Middle District of Florida, has approved the previously-disclosed settlement of the class action.  In connection with the settlement, Liquidmetal’s directors’ and officers’ liability insurers contributed $7,025,000 to a settlement fund, from which claims of eligible class members will be paid in accordance with a Court-approved plan of allocation.

The consolidated class action arose from a number of lawsuits filed in 2004 under the federal securities laws against Liquidmetal and certain of its former and current directors and officers.  The class action settlement is part of a previously-disclosed agreement to settle the class action and two pending derivative actions, which were also filed in 2004 based upon the same facts and circumstances underlying the class action, for a total of $7.5 million:  $7,025,000 for the consolidated class action, and $475,000 for the two derivative actions. In addition, Liquidmetal will commit to maintain or implement various corporate governance measures in connection with the settlement of the derivative actions. Final documentation and approval of the settlement of the derivative actions remains outstanding.

About Liquidmetal Technologies

Liquidmetal Technologies (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys.  Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys.  Bulk Liquidmetal® alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs.  Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy’s performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third Revolution™ in material science.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.